UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

The Beacon Financial Futures Fund, L.P.

(Exact name of registrant as specified in charter)

333-115353

(Commission File Number)

Delaware	20-0963234
(State of Organization)	(IRS Employer Identification Number)

c/o Beacon Management Corporation (USA) 116 Village Boulevard Suite 210 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 514-1801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01. Changes in Registrant’s Certifying Accountant

1.	On January 12, 2007, The Beacon Financial Futures Fund, L.P. (the “Fund”) was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP (AM&G) had become partners of McGladrey & Pullen, LLP and, as a consequence, that AM&G was compelled to resign and would no longer be the auditor for the Fund. McGladrey & Pullen, LLP was appointed as the Fund’s new auditor.

2.	The audit reports of AM&G on the financial statements of The Beacon Financial Futures Fund, L.P. as of and for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

3.	The decision to engage McGladrey & Pullen, LLP was approved by the management.

4.	In connection with the audits of the Fund’s financial statements for each of the fiscal year ended December 31, 2005 and through the date of this Current Report, there were: (1) no disagreements between the Fund and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their reports on the Fund’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(iv)(B) of Regulation S-B or Item 304(a)(1)(v) of Regulation S-K.

5.	The Fund has provided AM&G a copy of the disclosures in this Form 8-K and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with the Fund’s statements in this Item 4.01(a). A copy of the letter dated January 19, 2007 furnished by AM&G in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Document

16.1	Letter from AM&G to the Securities and Exchange Commission stating whether or not AM&G agrees with the Fund’s statements in this Item 4.01(a)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 19, 2007.

THE BEACON FINANCIAL FUTURES FUND, L.P.
(Registrant)

By:	Beacon Management Corporation (USA) General Partner

By:	/s/ Mark S. Stratton
Mark S. Stratton
President

EXHIBIT INDEX

Exhibit Number	Description of Document

16.1	Letter from AM&G to the Securities and Exchange Commission stating whether or not AM&G agrees with the Fund’s statements in this Item 4.01(a)